UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017
GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017, GoPro, Inc. (the “Company”) announced that Charles “CJ” Prober, was appointed as the Company’s new Chief Operating Officer, effective January 25, 2017.
Mr. Prober, 45, has served as the Company’s Senior Vice President of Software and Services since June 2014. Prior to joining the Company, Mr. Prober served in various management roles at Electronic Arts, or EA, including as its Senior Vice President of Digital Publishing from September 2011 to May 2014, its Vice President of Publishing and Product Management for Social Games from February 2010 to September 2011 and its Vice President and Head of Corporate Development from January 2008 to January 2010. Mr. Prober served as the Vice President of Legal and Business Affairs of BioWare, Pandemic Studios from December 2006 until its acquisition by EA in January 2008. Mr. Prober holds a Bachelor of Commerce in Finance and Marketing from University of Manitoba and a J.D. from McGill University.
There is no arrangement or understanding between Mr. Prober and any other persons pursuant to which Mr. Prober was elected as an officer. There is no family relationship between Mr. Prober and any director or executive officer of the Company, and except as stated herein, Mr. Prober does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Operating Officer, Mr. Prober’s annual salary will increase to $450,000 and he will be eligible to receive an annual discretionary bonus of up to 75% of his pro-rated salary.  In addition, the board of directors of the Company approved additional equity grants of 227,223 stock options which shall vest over a three year period with 16.67% of the shares underlying such options vesting six months after the grant date and 1/36th of the shares underlying such options vesting each month thereafter, and 100,000 restricted stock units which shall vest ratably over a three year period in six month increments, each with a grant date effective February 15, 2017 (the “Grants”). The Grants were made under the Company’s 2014 Equity Incentive Plan and are subject to the other standard terms and conditions of the Company’s form of stock option agreement and RSU agreement.
The Company has entered into a Change in Control Severance Agreement with Mr. Prober, in the form filed as Exhibit 10.09 to the Company’s Annual Report on Form 10-K filed February 20, 2015. The agreement provides that in the event of a qualified termination within three months preceding or 12 months following a change in control, Mr. Prober shall be entitled to (i) receive 12 months of his base salary and 100% of his target annual bonus and (ii) acceleration in full of all of his then outstanding and unvested equity awards.
The Company has entered into an indemnity agreement with Mr. Prober in the form filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K filed February 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated: January 30, 2017	By: /s/ Sharon Zezima
Sharon Zezima General Counsel and Corporate Secretary